UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2008
Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, Suite 300 Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 29, 2008, Sucampo Pharmaceuticals, Inc., a Delaware corporation formerly named Sucampo Pharma Holdings, Inc. (the “Registrant”), completed a previously announced reorganization into a holding company structure (the “Reorganization”). In adopting this structure, the Registrant became the new parent holding company of Sucampo Pharma Americas, Inc., a Delaware corporation formerly named Sucampo Pharmaceuticals, Inc. (“Predecessor”).
     The Reorganization was effected pursuant to an Agreement and Plan of Reorganization dated December 29, 2008 (the “Merger Agreement”), by and among the Registrant, Predecessor and Sucampo MS, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant (the “Merger Sub”). The Reorganization was effected pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company structure without a vote of stockholders. The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.
     In accordance with the terms of the Merger Agreement:
•	each outstanding share of Predecessor’s Class A common stock, par value $0.01 per share, was converted into one fully paid and nonassessable share of the Registrant’s Class A common stock, par value $0.01 per share, evidencing the same proportional interests in the Registrant and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as Predecessor’s Class A common stock;

•	each outstanding share of Predecessor’s Class B common stock, par value $0.01 per share, was converted into one fully paid and nonassessable share of the Registrant’s Class B common stock, par value $0.01 per share, evidencing the same proportional interests in the Registrant and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as Predecessor’s Class B common stock;

•	the Registrant assumed each of Predecessor’s equity incentive plans, including Predecessor’s Amended and Restated 2001 Stock Incentive Plan, Amended and Restated 2006 Stock Incentive Plan and 2006 Employee Stock Purchase Plan (collectively, the “Plans”), and stock options outstanding under the Plans became options to acquire the Registrant’s Class A common stock on the same terms; and

•	Predecessor’s corporate name was changed to “Sucampo Pharma Americas, Inc.”
     As a result of the Reorganization, the separate corporate existence of Merger Sub ceased and Predecessor became a direct, wholly owned subsidiary of the Registrant. Immediately following the Reorganization, the Registrant filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Certificate of Amendment”) to its certificate of incorporation changing its name to “Sucampo Pharmaceuticals, Inc.” In addition, Predecessor made a special distribution of its interest in its two wholly owned subsidiaries, Sucampo Pharma, Ltd. (“SPL”) and Sucampo Pharma Europe Ltd. (“SPE”), to the Registrant in connection with the Reorganization. As a result, both SPL and SPE became direct, wholly owned subsidiaries of the Registrant.
     As of the effective time of the Reorganization, the Registrant assumed Predecessor’s obligations under (i) the Plans and related option agreements as described above, (ii) employment agreements between Predecessor and its officers, (iii) indemnification agreements between Predecessor and some of its officers and directors and (iv) investor rights agreements between Predecessor and some of its stockholders. This assumption was confirmed and formalized in an Assignment and Assumption Agreement dated December 29, 2008 (the “Assumption Agreement”), by and between Predecessor as assignor and the Registrant as assignee. The Assumption Agreement is attached as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
     The conversion of shares of capital stock in the Reorganization occurred without an exchange of stock certificates. Accordingly, stock certificates formerly representing shares of Predecessor’s Class A common stock are deemed to represent the same number of shares of the Registrant’s Class A common stock after the

Reorganization. The Registrant’s Class A common stock will continue to be listed on The NASDAQ Global Market under the symbol “SCMP” without interruption and with the same CUSIP number.
     Upon consummation of the Reorganization, the Registrant’s Class A common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Registrant is the successor issuer to Predecessor.
     The Reorganization qualified as a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended, and, as a result, the stockholders of Predecessor will not recognize gain or loss for United States federal income tax purposes.
     The Registrant’s business, management and directors and the rights and limitations of its stockholders are identical to the business, management and directors and the rights and limitations of the stockholders of Predecessor immediately preceding the Reorganization.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.
     To the extent required by Item 5.02 of Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.
     As of the effective time of the Reorganization, the Registrant assumed Predecessor’s obligations under, among other things (i) the Plans, including one or more Plans in which the Registrant’s officers participate, (ii) all stock options outstanding under the Plans, which became options to acquire the Registrant’s Class A common stock on the same terms, (iii) employment agreements between Predecessor and its officers and (iv) indemnification agreements between Predecessor and some of its officers and directors. This assumption was confirmed and formalized in the Assumption Agreement.
     As previously reported, the board of directors of Predecessor increased the number of directors constituting the board from seven to eight and appointed Sachiko Kuno to fill the resulting vacancy. That appointment became effective on December 29, 2008, immediately prior to the Reorganization. Following the Reorganization, the board of directors of the Registrant consists of the same directors who served as directors of Predecessor immediately prior to the Reorganization, specifically:
•	Anthony C. Celeste;

•	Gayle R. Dolecek;

•	Andrew J. Ferrara;

•	Sachiko Kuno;

•	Timothy Maudlin;

•	V. Sue Molina;

•	Ryuji Ueno; and

•	John C. Wright.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     To the extent required by Item 5.03 of Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.
     In connection with the Reorganization, the corporate name of Predecessor was changed to “Sucampo Pharma Americas, Inc.” Immediately following the Reorganization, the Registrant filed the Certificate of Amendment changing its corporate name from “Sucampo Pharma Holdings, Inc.” to “Sucampo Pharmaceuticals, Inc.”
     In accordance with Section 251(g) of the DGCL, the provisions of the Registrant’s Certificate of Incorporation (the “Certificate of Incorporation”) and bylaws are identical to the certificate of incorporation and bylaws of Predecessor in effect immediately prior to the Reorganization. The Registrant has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof, are the same as that of Predecessor’s capital stock immediately prior to the Reorganization.
     The Registrant’s Certificate of Incorporation, the Certificate of Amendment and the Registrant’s bylaws, as restated to reflect the name change, are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

2.1	Agreement and Plan of Reorganization
3.1	Certificate of Incorporation
3.2	Certificate of Amendment
3.3	Restated Bylaws
10.1	Assignment and Assumption Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: December 29, 2008	By:	/s/ Jan Smilek
		Name:	Jan Smilek
		Title:	Chief Financial Officer